                                                                  EXECUTION COPY



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                                 AMENDED AND RESTATED
                            CERTIFICATE PURCHASE AGREEMENT



                                        among



                   OLYMPIC AUTOMOBILE RECEIVABLES WAREHOUSE TRUST,
                                      as Seller,



                               ARCADIA FINANCIAL LTD.,
                      as Servicer and in its individual capacity



                            THE PARTIES SIGNATORY HERETO,
                                    as Purchasers,


                                         and


                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Agent for the Purchasers,




                              dated as of July 31, 1997



--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

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                                                                           ----


                                      ARTICLE I

                                     DEFINITIONS

SECTION 1.01  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02  Other Definitional Provisions. . . . . . . . . . . . . . . .  10


                                      ARTICLE II

                                  PURCHASE AND SALE

SECTION 2.01  Initial Purchase and Sale of the
              Investor Certificates. . . . . . . . . . . . . . . . . . . .  10
SECTION 2.02  Initial Purchase Price . . . . . . . . . . . . . . . . . . .  11
SECTION 2.03  Incremental Purchases and Incremental
              Purchase Conditions. . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.04  Extension of Purchase Commitment
              Expiration Date. . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.05  Reduction or Increase of Purchase
              Commitments. . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.06  Redemption and Repayment of Investor
              Certificates . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 2.07  Certificate Purchase Termination Events. . . . . . . . . . .  13
SECTION 2.08  Calculation of Certificate Rate; Payments. . . . . . . . . .  14
SECTION 2.09  Declaration of Purchase Termination Date . . . . . . . . . .  15


                                     ARTICLE III

                              CLOSING AND EFFECTIVENESS

SECTION 3.01  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.02  Funding Date . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.03  Transactions Effected at the Initial
              Closing and on the Funding Date. . . . . . . . . . . . . . .  16
SECTION 3.04  Effectiveness Date . . . . . . . . . . . . . . . . . . . . .  16


                                      ARTICLE IV

                      CONDITIONS PRECEDENT TO OBLIGATION OF THE
                        PURCHASERS ON THE INITIAL CLOSING DATE

SECTION 4.01  Performance by Parties . . . . . . . . . . . . . . . . . . .  16
SECTION 4.02  Representations and Warranties . . . . . . . . . . . . . . .  17
SECTION 4.03  Corporate Documents. . . . . . . . . . . . . . . . . . . . .  17
SECTION 4.04  Opinions of Counsel. . . . . . . . . . . . . . . . . . . . .  17
SECTION 4.05  Opinions of Counsel to the Indenture
              Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .  17


                                          i


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SECTION 4.06  Financing Statements . . . . . . . . . . . . . . . . . . . .  18
SECTION 4.07  Documents. . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 4.08  No Actions or Proceedings. . . . . . . . . . . . . . . . . .  18
SECTION 4.09  Approvals and Consents . . . . . . . . . . . . . . . . . . .  18
SECTION 4.10  Officer's Certificate. . . . . . . . . . . . . . . . . . . .  18
SECTION 4.11  Accounts . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 4.12  Lockbox Account. . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 4.13  Other Documents. . . . . . . . . . . . . . . . . . . . . . .  19


                                     ARTICLE IVA

                        CONDITIONS PRECEDENT TO EFFECTIVENESS

SECTION 4.01A Article IV Conditions. . . . . . . . . . . . . . . . . . . .  19
SECTION 4.02A Executed Agreements. . . . . . . . . . . . . . . . . . . . .  19


                                      ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 5.01  Authority, etc.. . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 5.02  Investor Certificates. . . . . . . . . . . . . . . . . . . .  21
SECTION 5.03  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 5.04  Taxes, etc.. . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 5.05  Financial Condition of the Seller. . . . . . . . . . . . . .  21
SECTION 5.06  Absence of Material Adverse Effect . . . . . . . . . . . . .  21
SECTION 5.07  Investment Company Act . . . . . . . . . . . . . . . . . . .  21
SECTION 5.08  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . .  21


                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES
                                  OF THE PURCHASERS

SECTION 6.01  Organization . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 6.02  Authority, etc.. . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 6.03  Securities Act . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 6.04  Investment Company Act . . . . . . . . . . . . . . . . . . .  23
SECTION 6.05  Restrictions on Transfer . . . . . . . . . . . . . . . . . .  23


                                     ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES OF AFL

SECTION 7.01  Organization . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 7.02  Authority, etc.. . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 7.03  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 7.04  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . .  25


                                          ii


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                                     ARTICLE VIII

                               COVENANTS OF THE SELLER

SECTION 8.01  Information from the Seller. . . . . . . . . . . . . . . . .  25
SECTION 8.02  Access to Information. . . . . . . . . . . . . . . . . . . .  26
SECTION 8.03  Security Interests; Further Assurances . . . . . . . . . . .  27
SECTION 8.04  Agreement Covenants. . . . . . . . . . . . . . . . . . . . .  27
SECTION 8.05  Agreement Amendments . . . . . . . . . . . . . . . . . . . .  27
SECTION 8.06  Receivables Files. . . . . . . . . . . . . . . . . . . . . .  27


                                      ARTICLE IX

                                   COVENANTS OF AFL

SECTION 9.01  Information from AFL . . . . . . . . . . . . . . . . . . . .  27
SECTION 9.02  Access to Information. . . . . . . . . . . . . . . . . . . .  28
SECTION 9.03  Security Interests; Further Assurances . . . . . . . . . . .  28
SECTION 9.04  Agreement Covenants. . . . . . . . . . . . . . . . . . . . .  28
SECTION 9.05  Agreement Amendments . . . . . . . . . . . . . . . . . . . .  28
SECTION 9.06  Minimum Capital Base . . . . . . . . . . . . . . . . . . . .  29
SECTION 10.01 Legal Conditions to Closing. . . . . . . . . . . . . . . . .  29
SECTION 10.02 Fees and Expenses. . . . . . . . . . . . . . . . . . . . . .  29
SECTION 10.03 Mutual Obligations . . . . . . . . . . . . . . . . . . . . .  30


                                      ARTICLE XI

                                   INDEMNIFICATION

SECTION 11.01 Indemnification by the Seller and AFL. . . . . . . . . . . .  30
SECTION 11.02 Procedure. . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 11.03 Defense of Claims. . . . . . . . . . . . . . . . . . . . . .  31
SECTION 11.04 Indemnity for Taxes, Reserves and Expenses . . . . . . . . .  31
SECTION 11.05 Costs, Expenses, Taxes, Breakage Payment
              and Increased Costs under Certificate
              Purchase Agreement . . . . . . . . . . . . . . . . . . . . .  33


                                     ARTICLE XII

                                THE PURCHASERS' AGENT

SECTION 12.01 Authorization and Action . . . . . . . . . . . . . . . . . .  34
SECTION 12.02 Purchasers' Agent's Reliance, Etc. . . . . . . . . . . . . .  35
SECTION 12.03 Purchasers' Agent and Affiliates . . . . . . . . . . . . . .  35
SECTION 12.04 Indemnification. . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 12.05 Purchase Decision. . . . . . . . . . . . . . . . . . . . . .  36
SECTION 12.06 Successor Purchasers' Agent. . . . . . . . . . . . . . . . .  36


                                         iii


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                                     ARTICLE XIII

                                    MISCELLANEOUS

SECTION 13.01 Amendments . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 13.02 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 13.03 No Waiver; Remedies. . . . . . . . . . . . . . . . . . . . .  38
SECTION 13.04 Binding Effect; Assignability;
              Participations . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 13.05 GOVERNING LAW; JURISDICTION. . . . . . . . . . . . . . . . .  39
SECTION 13.06 No Proceedings . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 13.07 Execution in Counterparts. . . . . . . . . . . . . . . . . .  39
SECTION 13.08 No Recourse. . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 13.09 Limited Recourse . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 13.10 Survival . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 13.11 Consent to Amended and Restated Agreements . . . . . . . . .  40



EXHIBITS

EXHIBIT A     Assignment of Purchase Commitment
EXHIBIT B     Addressees
EXHIBIT C     Form of Notice of Incremental Purchase
EXHIBIT D     Form of Investment Letter


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

         AMENDED AND RESTATED CERTIFICATE PURCHASE AGREEMENT ("CERTIFICATE PURCHASE AGREEMENT") dated as of July 31, 1997, among OLYMPIC AUTOMOBILE RECEIVABLES WAREHOUSE TRUST, a Delaware business trust (the "SELLER"), Arcadia Financial Ltd., a Minnesota corporation, as Servicer (as defined below) and in its individual capacity ("AFL"), each PURCHASER (as defined below), and Morgan Guaranty Trust Company of New York, as agent for the benefit of the Purchasers (the "PURCHASERS' AGENT").

         The parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.01 CERTAIN DEFINED TERMS. Capitalized terms used herein without definition shall have the meanings set forth in the Sale and Servicing Agreement (as defined below), the Trust Agreement (as defined below) or the Indenture (as defined below), as applicable. Additionally, the following terms shall have the following meanings:

         "ACQUISITION" means the purchase, in one transaction or a series of related transactions, directly or indirectly (including by merger, tender offer, exchange offer, consolidation or otherwise) by AFL and/or any of its Subsidiaries of more than 50% of the assets or issued and outstanding stock of another Person.

         "ACT" means the Securities Act of 1933, as amended.

         "ADJUSTED LIBOR" shall mean, with respect to any Certificate Funding Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) LIBOR for such Certificate Funding Period (or portion thereof) by (ii) a percentage equal to 100% minus the maximum rate of all reserve requirements as specified in Regulation D of the Board of Governors of the Federal Reserve System (or any successor to all or any portion thereof establishing reserve requirements) including any marginal, emergency, supplemental, special or other reserves, that are applicable to a Purchaser during such Certificate Funding Period in respect of eurocurrency or eurodollar funding, lending or liabilities.

         "ADMINISTRATION AGREEMENT" means the Amended and Restated Administration Agreement between the Seller and Wilmington Trust Company, a Delaware corporation, as administrator, dated as of July 31, 1997 as it may be amended, modified or supplemented.

         "AFL" means Acardia Financial Ltd, a Minnesota corporation, and its successors and assigns.

         "ARFC II" means Arcadia Receivables Financial Corp., a Delaware corporation, and its successors and assigns.

         "ASSIGNMENT AGREEMENT" means each assignment agreement between AFL and ARFC II, pursuant to which AFL sells and assigns a specified pool of Receivables to ARFC II.

         "BASE RATE" shall mean, with respect to each day, a rate per annum equal to the higher of (i) the prime rate announced from time to time by the Purchasers' Agent in effect on the morning of each such day, and (ii) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each such day (or, if such day is not a Business Day, the next succeeding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Purchasers' Agent from three Federal funds brokers of recognized standing selected by it plus one-half of one percent (1/2 of 1%). Each determination of the Base Rate shall be calculated on the basis of actual days elapsed and a year of 365 or 366 days, as the case may be.

         "BREAKAGE PAYMENT" means, if (a) any Purchaser shall receive payment of principal with respect to such Purchaser's interest in the Investor Certificates on any day other than a Distribution Date as a result of either (i) the redemption or repayment of the Investor Certificates in connection with a Securitized Offering or from the sale of Trust Property or (ii) the repayment of all or a portion of the Investor Certificates on a date other than a Distribution Date, any resulting loss (calculated as the difference between the interest that would have been payable on such Purchaser's interest and the amount earned by such Purchaser in reemploying such funds) or expense incurred by such Purchaser, but excluding losses or expenses for the period after any such payment or (b) any Purchaser shall, at the request of the Seller, have arranged funding of its anticipated purchase of its interest in the Investor Certificates for a Certificate Funding Period to commence on a future date and all or a portion of such interest in the Investor Certificates is not available for purchase on such day (calculated as provided above), any resulting losses or expenses incurred by such Purchaser; PROVIDED that the affected Purchasers shall have delivered to the Purchasers' Agent and the Purchasers' Agent shall have delivered to the Seller, the Servicer and the Owner Trustee on or prior to the date on which such Purchasers request reimbursement for such costs a certificate as to the amount of such loss or expense and a further certificate showing, in reasonable detail, the calculation employed by such Purchasers to determine the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         "CAPITAL BASE" shall mean, at any date, AFL's Tangible Net Worth at such date.

         "CAPITAL BASE PROCEEDS," for any period, shall mean the proceeds received by AFL from any sale of equity securities during such period (net of direct, out-of-pocket expenses incurred in connection with such sale).

         "CERTIFICATE FUNDING PERIOD" means each period designated by the Purchasers' Agent, during which a Funding Rate for each funding by the Purchasers of the Purchase Price of the Investor Certificates shall be in effect. For a Certificate Funding Period (i) based on a Base Rate, the period shall be one (1) day or longer, and (ii) based on a Eurodollar Rate, the period of 1, 2 or 3 months; PROVIDED, HOWEVER that if on the last day of any Certificate Funding Period, the Seller has notified the Purchasers' Agent that a Securitized Offering or a repayment of the Investor Certificates with the proceeds of the sale of Trust Property is expected to occur within 30 days of such last day, the Certificate Funding Period beginning on such last day may be based on a 1-week, 2-week or 3-week LIBOR, with a 1-week Certificate Funding Period selected no more than twice in connection with such Securitized Offering or repayment of the Investor Certificates.

         "CERTIFICATE PURCHASE TERMINATION EVENT" means any event described in
Section 2.07 hereof which, upon its occurrence, terminates the Purchasers' obligation to purchase the Investor Certificates and to fund Incremental Purchases hereunder.

         "CERTIFICATE RATE" means for any day during an Interest Accrual
Period, a per annum interest rate equal to the weighted average of the Funding Rates; PROVIDED, HOWEVER, following the occurrence of (i) a Default Rate Event, the Certificate Rate for any Certificate Funding Period commencing after such Default Rate Event shall be a per annum rate of 1.0% in excess of the Base Rate and (ii) a Certificate Purchase Termination Event (other than a Default Rate Event), the Certificate Rate for any Certificate Funding Period commencing after such Certificate Purchase Termination Event shall be a per annum rate of 1.25% in excess of Adjusted LIBOR.

         "CHANGE OF CONTROL" shall mean the occurrence of any of the following with respect to AFL:

         (a) (i) a majority of the directors of AFL shall be Persons other than Persons (x) for whose election proxies shall have been solicited by the board of directors of AFL or (y) who are then serving as directors appointed by the board of directors to fill vacancies on the board of directors caused by death or resignation (but not by removal) or to fill newly-created directorships or (ii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership

(within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more in voting power of the outstanding voting stock of AFL; or

         (b) AFL shall fail to own, directly or indirectly, 100% of the outstanding capital stock of ARFC II.

         "CLOSING DATE" shall mean either the Initial Closing Date or the Effectiveness Date, as applicable.

         "CUSTODIAN" means AFL or other custodian named in the related Custodian Agreement.

         "CUSTODIAN AGREEMENT" means each custodian agreement between the Seller and the Custodian named therein, as the same may be amended, modified or supplemented.

         "DEFAULT RATE EVENT" means the occurrence of any one of the following events: (i) an Event of Default under Section 5.01(i), (ii), (v) or (vi) of the Indenture; (ii) a Certificate Purchase Termination Event under Section 2.07(d),
(e) or (f) of this Certificate Purchase Agreement; or (iii) a Servicer Termination Event under Section 8.1(a), (b), (c) or (d) of the Sale and Servicing Agreement.

         "EFFECTIVENESS DATE" has the meaning specified in Section 3.04 hereof.

         "EURODOLLAR RATE" shall mean, with respect to any Certificate Funding Period, a rate per annum equal to Adjusted LIBOR for such Certificate Funding Period plus (1.0%) one percent per annum. Each determination of the Eurodollar Rate shall be calculated on the basis of actual days elapsed and a year of 360 days.

         "FEDERAL BANKRUPTCY CODE" means the bankruptcy code of the United States of America codified in Title 11 of the United States Code.

         "FUNDING DATE" has the meaning specified in Section 3.02 hereof.

         "FUNDING RATE" shall mean, for each Purchaser, with respect to each Certificate Funding Period, a rate per annum (expressed as a percentage and an interest yield equivalent) equal to the rate of interest (or if more than one rate, the weighted average of the rates) at which such Purchaser funds its Purchase Percentage of the Purchase Price (or portion thereof) of the Investor Certificates during such Certificate Funding Period, which rate or rates shall be calculated based on the Eurodollar Rate or the Base Rate.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of any determination.

         "GENERAL PARTNER" means Arcadia Receivables Finance Corp. II, as general partner of the Trust or any successor General Partner as permitted by the Trust Agreement.

         "GOVERNMENTAL ACTIONS" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise by any of the foregoing.

         "GOVERNMENTAL RULES" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

         "HOSTILE ACQUISITION" means an Acquisition of a Person if such Person (or its Board of Directors or equivalent governing body) has (i) announced that it will oppose such Acquisition or (ii) commenced any litigation which alleges that such Acquisition violates, or will violate, any Requirement of Law.

         "INCREMENTAL PURCHASE" means the Purchasers' obligation to fund an increase in the aggregate Certificate Balance of the Investor Certificates in accordance with the provisions of Section 2.03 hereof.

         "INCREMENTAL PURCHASE CONDITIONS" means the conditions to an Incremental Purchase set forth in Section 2.03(a) hereof.

         "INCREMENTAL PURCHASE DATE" means the date on which each Incremental Purchase occurs, which date shall also be a Business Day that is a Transfer Date under the Sale and Servicing Agreement.

         "INCREMENTAL PURCHASE PRICE" for any Incremental Purchase has the meaning specified in Section 2.03(d) hereof.

         "INDEMNIFIED PARTY" has the meaning specified in Section 11.02 hereof.

         "INDENTURE" means the Amended and Restated Indenture dated as of July 31, 1997, between the Trust and the Indenture Trustee, as the same may be amended, modified or supplemented.

         "INDENTURE TRUSTEE" means Norwest Bank Minnesota, National Association, and its successors and assigns.

         "INITIAL CLOSING" has the meaning specified in Section 3.01 hereof.

         "INITIAL CLOSING DATE" has the meaning specified in Section 3.01 hereof.

         "INITIAL PURCHASE PRICE" has the meaning specified in Section 2.02 hereof.

         "INTEREST ACCRUAL PERIOD" with respect to any Distribution Date means the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the period commencing on the Funding Date and ending on the last day of the calendar month preceding the month in which the first Distribution Date occurs); PROVIDED, HOWEVER, that (a) with respect to each Incremental Purchase, the first Interest Accrual Period shall begin on the date of such Incremental Purchase and (b) in the event of a redemption of the Investor Certificates in connection with a Securitized Offering or a repayment of the Investor Certificates with the proceeds of sale of Trust Property, the Interest Accrual Period will end on the date of such Securitized Offering or repayment.

         "INTEREST ARREARAGE" for each Distribution Date means the aggregate of the sum of, for each Purchaser and for each Certificate Funding Period that ends within the related Interest Accrual Period, the interest on the interest accrued but not paid to such Purchaser at the end of such Certificate Funding Period on such Purchaser's Purchase Percentage of the Purchase Price, at the Funding Rate applicable on each day remaining in such Interest Accrual Period, together with interest on the Interest Arrearage from the end of the prior Interest Accrual Period through the date such interest is paid at the Funding Rate applicable on each day in such period.

         "INVESTMENT LETTER" has the meaning specified in Section 6.03 hereof.

         "INVESTOR CERTIFICATES" means the Variable Funding Certificates representing fractional undivided interests in the Trust, which may be issued under the Trust Agreement.

         "LIBOR" shall mean, with respect to any Certificate Funding Period, a rate per annum determined by the Purchasers' Agent to be the rate at which deposits in Dollars are offered to the Purchasers' Agent by prime banks in the London Interbank market at approximately 11:00 a.m. (London time) on the related

LIBOR Determination Date for a period of time comparable to such Certificate Funding Period.

         "LIBOR BUSINESS DAY" shall mean any Business Day on which commercial banks are open for dealings in Dollar deposits in London.

         "LIBOR DETERMINATION DATE" shall mean, with respect to any Certificate Funding Period based on the Eurodollar Rate or Adjusted LIBOR, the second London Business Day preceding the first day of such Certificate Funding Period.

         "LOSSES" has the meaning specified in Section 11.01 hereof.

         "NET INCOME" shall mean, for any period, AFL's after-tax net income for such period determined in accordance with GAAP but after deduction of dividend payments on AFL's Cumulative Convertible Exchangeable Preferred Stock (as described in AFL's Amendment No. 3 to Form S-1 Registration Statement dated November 22, 1993).

         "NET WORTH" shall mean the total of all assets appearing on AFL's balance sheet after deducting all proper reserves (including reserves for depreciation, obsolescence and amortization) minus all liabilities of AFL, in each case determined in accordance with GAAP.

         "NOTES" means the Variable Funding Notes in the maximum aggregate principal amount as of the date hereof of $240,000,000, to be issued by the Seller pursuant to the Indenture.

         "NOTICE OF INCREMENTAL PURCHASE" means a written notice of an Incremental Purchase in the form of Exhibit C hereto.

         "ORIGINAL CERTIFICATE PURCHASE AGREEMENT" means the Certificate Purchase Agreement dated as of December 28, 1995, as amended and supplemented, by and among the Trust, AFL, the Purchasers and the Purchasers' Agent, which Original Certificate Purchase Agreement is superseded by this Certificate Purchase Agreement.

         "OWNER TRUSTEE" means Wilmington Trust Company, a Delaware corporation, in its capacity as trustee of the Seller, and its successors and assigns.

         "PERMITTED ACQUISITION" means an Acquisition by AFL or any Subsidiary of AFL that is a going concern that satisfies the following conditions:

    (a) the Person acquired in such Acquisition is in the same or a similar line of business as AFL is in on the Effective Date;

    (b) the Purchasers' Agent shall have received from AFL in form and substance satisfactory to it, PRO FORMA calculations demonstrating that as of the date of such Acquisition after giving effect thereto such Acquisition would not cause (i) a "Purchase Termination Event" (as defined in the Sale and Servicing Agreement) or (ii) a violation of AFL's minimum Capital Base requirement as set forth in Section 9.06.

    (c) the Acquisition is not a Hostile Acquisition; and

    (d) the total consideration for all such Acquisitions (including cash and noncash purchase price, liabilities assumed, deferred or financed purchase price, purchase price characterized as consulting agreements, noncompetition payments and the like) does not exceed $100,000,000 in the aggregate.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "PURCHASE AGREEMENT" means the Amended and Restated Receivables Purchase Agreement and Assignment dated as of July 31, 1997, between AFL and ARFC II, pursuant to which AFL sells and assigns Receivables to ARFC II.

         "PURCHASE AVAILABILITY FEE" means the fee payable to the Purchasers by the Seller and AFL with respect to the unused Purchase Commitment, as provided in Section 10.02(b) hereof.

         "PURCHASE COMMITMENT" of each Purchaser means the obligation of such Purchaser to purchase and fund Incremental Purchases of the Investor Certificates in an aggregate principal amount not to exceed the amount set forth next to such Purchaser's name on the signature page hereto, as such amount may be increased from time to time in accordance with Section 2.05 hereof.

         "PURCHASE COMMITMENT EXPIRATION DATE" means the earliest of (i) July 30, 1998, (ii) the date on which an event which causes or might cause a Certificate Purchase Termination Event occurs, and (iii) the date on which a Securitized Offering occurs; provided that the Purchase Commitment Expiration Date may be extended from time to time in accordance with Section 2.04 hereof.

         "PURCHASE PERCENTAGE" of each Purchaser means the percentage which such Purchaser's then Purchase Commitment constitutes of the aggregate Purchase Commitments at such time.

         "PURCHASE PRICE" means the Initial Purchase Price and each Incremental Purchase Price, as applicable.

         "PURCHASER" means AFL or any financial institution which has executed a signature page to this Agreement or an Assignment of Purchase Commitment in the form of Exhibit A hereto, or the successors or assigns of any of the above.

         "PURCHASERS' AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as agent for the Purchasers.

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "SALE AND SERVICING AGREEMENT" means the Amended and Restated Sale and Servicing Agreement dated as of July 31, 1997 among the Seller, as purchaser, ARFC II, as seller, AFL, in its individual capacity and as Servicer, and Norwest Bank Minnesota, National Association, as backup servicer, as the same may be amended, modified or supplemented.

         "SERVICER" means AFL, or if replaced, Norwest Bank Minnesota, as backup Servicer, or any Successor Servicer appointed pursuant to Section 7.5 of the Sale and Servicing Agreement.

         "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one of the Subsidiaries of such Person, or a combination thereof. Without limiting the generality of the foregoing, the term "Subsidiary" specifically includes any special purpose vehicle or conduit formed by a Person that is otherwise within the ambit of the immediately preceding sentence. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of AFL.

         "TANGIBLE NET WORTH" shall mean, at any time, AFL's Net Worth at such time, excluding the value of goodwill (other than goodwill arising from a Permitted Acquisition), trademarks, trade names, copyrights, patents, licenses and similar intangibles, but specifically including all of AFL's finance income receivable (calculated in a manner consistent with AFL's audited consolidated balance sheet as of December 31, 1996) as at such time.

         "THIRD PARTY CLAIM" has the meaning specified in Section 11.02 hereof.

         "TRANSFER AGREEMENT" means each transfer agreement between ARFC II and the Trust pursuant to which ARFC II sells and assigns a specified pool of Receivables to the Trust.

         "TRUST" means Olympic Automobile Receivables Warehouse Trust, a Delaware business trust, and its successors and assigns.

         "TRUST AGREEMENT" means the Amended and Restated Trust Agreement dated as of July 31, 1997, between ARFC II and the Owner Trustee, as the same may be amended, modified or supplemented.

         SECTION 1.02   OTHER DEFINITIONAL PROVISIONS.

         (a) All terms defined in this Certificate Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Certificate Purchase Agreement shall refer to this Certificate Purchase Agreement as a whole and not to any particular provision of this Certificate Purchase Agreement; and Section, subsection, Schedule, Exhibit and Appendix references contained in this Certificate Purchase Agreement are references to Sections, subsections, Schedules, Exhibits and the Appendix in or to this Certificate Purchase Agreement unless otherwise specified.

         (d) The references to the documents entered into in connection with this Certificate Purchase Agreement, namely, the Administration Agreement, the Indenture, the Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement shall be read to include, where appropriate, the original (as amended and supplemented) agreement related to each such amended and restated document.

                                      ARTICLE II

                                  PURCHASE AND SALE

          SECTION 2.01 INITIAL PURCHASE AND SALE OF THE INVESTOR CERTIFICATES. On the terms and subject to the conditions set forth in the Original Certificate Purchase Agreement, and in reliance on the covenants, representations, warranties and agreements therein set forth, the Seller instructed the Owner Trustee to authenticate and issue to the Purchasers and to sell, transfer and deliver to the Purchasers, and the Purchasers purchased on the Funding Date, the Investor Certificates in the initial aggregate principal amount designated by the Seller.

          SECTION 2.02 INITIAL PURCHASE PRICE. The Investor Certificates were initially purchased at the price (the "INITIAL PURCHASE PRICE") of 100% of the initial aggregate Certificate Balance of the Investor Certificates. Each Purchaser paid its Purchase Percentage of the Purchase Price and received an Investor Certificate(s) in a Certificate Balance equal to its share of the Initial Purchase Price paid.

         SECTION 2.03   INCREMENTAL PURCHASES AND INCREMENTAL PURCHASE
CONDITIONS.

         (a) Since the Funding Date, the Purchasers have been obligated, and from and after the Effectiveness Date, the Purchasers shall be obligated to make the Incremental Purchases from time to time until the Purchase Commitment Expiration Date, upon satisfaction, as of the applicable Incremental Purchase Date, of each of the following conditions (the "Incremental Purchase Conditions"):

         (i) the Investor Certificates shall have been issued in accordance with Section 3.2(a) of the Trust Agreement or the Certificate Balance of the Investor Certificates shall have been increased in accordance with
    Section 3.2(a) of the Trust Agreement, as applicable;

         (ii) The Purchasers' Agent shall have received a completed Notice of Incremental Purchase by 2:00 p.m., New York City time, on the third LIBOR Business Day before such Incremental Purchase Date (if any such Notice is received after 2:00 p.m., the related Incremental Purchase shall occur on the fourth LIBOR Business Day following such receipt);

         (iii) the Purchasers' Agent shall have received copies of all settlement statements and all reports required to be delivered by Servicer to the Owner Trustee pursuant to Article III of the Sale and Servicing Agreement;

         (iv) Each of the representations and warranties of the Seller, the Owner Trustee, AFL and ARFC II, as applicable, made in the Sale and Servicing Agreement, the Administration Agreement, the Purchase Agreement, each Assignment Agreement, each Transfer Agreement, the Trust Agreement, the Indenture and this Certificate Purchase Agreement shall be true and correct in all material respects as of the applicable Incremental Purchase Date (except to the extent they expressly relate to an earlier or later time);

         (v) All of the conditions for transferring Receivables and other property to the Trust specified in Section 2.1(b)(1) of the Sale and Servicing Agreement shall have been satisfied;

         (vi) The Seller, the Owner Trustee, the General Partner, AFL and ARFC II shall be in compliance with all of their respective covenants contained in the Trust Agreement, the Sale and Servicing Agreement, the Purchase Agreement, each Assignment Agreement, each Transfer Agreement, the Indenture and this Certificate Purchase Agreement; and

         (vii) No Certificate Purchase Termination Event, or event which with the giving of notice or passage of time could become a Certificate Purchase Termination Event, shall have occurred.

         (b) Each Incremental Purchase shall be requested in the amount equal to the aggregate of the unused Purchase Commitments hereunder and the initial Funding Rate on the Investor Certificates purchased on each such Incremental Purchase Date shall be based on the Eurodollar Rate.

         (c) No Purchaser shall be required to make any Incremental Purchase if, after giving effect to such funding, the Certificate Balance of the Investor Certificate owned by such Purchaser will exceed such Purchaser's Purchase Commitment.

         (d) The purchase price of each Incremental Purchase shall be equal to 100% of the increase in the aggregate Certificate Balance of the Investor Certificates (the "Incremental Purchase Price") and each Purchaser shall be obligated to pay its Purchase Percentage of the Incremental Purchase Price.

         SECTION 2.04   EXTENSION OF PURCHASE COMMITMENT EXPIRATION DATE.
Unless some other event causes the termination of the Purchasers' obligations to purchase the Investor Certificates or make Incremental Purchases hereunder, the parties to this Certificate Purchase Agreement may mutually agree in writing to the extension of the date in clause (i) of the definition of the Purchase Commitment Expiration Date to a date no later than 364 days following the date of such extension.

         SECTION 2.05   REDUCTION OR INCREASE OF PURCHASE COMMITMENTS.

         (a) The Seller may reduce in whole or in part the aggregate of the unused Purchase Commitments by giving the Purchasers' Agent written notice thereof at least five Business Days before such reduction is to take place, such reduction to be shared by the Purchasers PRO RATA on the basis of their respective Purchase Percentages; PROVIDED, HOWEVER, that any partial reduction shall be in a minimum amount of $1,000,000. On the date of any reduction of the Purchase Commitments, the Seller shall pay the Purchasers any accrued and unpaid Purchase Availability Fee with respect to the reduction amount.

         (b) The Seller may request an increase in the aggregate of the Purchase Commitments by written notice to the Purchasers' Agent at least 30 days before the date on which such increase is requested to become effective, such increase to be shared by the

Purchasers PRO RATA on the basis of their respective Purchase Percentages; PROVIDED, HOWEVER, if one or more Purchasers declines its pro rata share of any such increase, one or more of the other Purchasers may accept such increase, or one or more additional Purchasers may agree to sign this Certificate Purchase Agreement with a Purchase Commitment equal to or less than such increase, in which event on the effective date of such increase, such declining Purchaser's Purchase Percentage shall be reduced, and such accepting or additional Purchaser's Percentage shall be increased, accordingly. No such increase will take effect unless one or more Purchasers or additional Purchasers accepts such increase and the Purchasers' Agent agrees thereto.

         SECTION 2.06 REDEMPTION AND REPAYMENT OF INVESTOR CERTIFICATES. The Seller shall have the right, from time to time to redeem the Investor Certificates, in whole but not in part in accordance with the provisions of
Section 9.3 of the Trust Agreement, and the right to terminate the Trust and repay the Investor Certificates in accordance with Sections 9.1 and 9.2 of the Trust Agreement.

         SECTION 2.07 CERTIFICATE PURCHASE TERMINATION EVENTS. The occurrence of any one of the following events shall constitute a "Certificate Purchase Termination Event":

         (a)  an Event of Default under the Indenture;

         (b)  a Purchase Termination Event under the Sale and Servicing
Agreement;

         (c) default in the observance or performance of any covenant or agreement by the Seller, ARFC II, or AFL (in its individual capacity) in the Sale and Servicing Agreement, the Purchase Agreement, each Assignment Agreement or each Transfer Agreement, as applicable, and such default shall continue for a period of 30 days after notice thereof shall have been given by any of the Seller, ARFC II, the Servicer, AFL, the Indenture Trustee or the Owner Trustee to the defaulting party;

         (d) (i)  the commencement of an involuntary case against AFL or ARFC
II under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, and such case is not dismissed within 60 days;
(ii) the commencement by AFL or ARFC II of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect; (iii) the entry of an order for relief in an involuntary case against AFL or ARFC II under any such law; (iv) the consent by AFL or ARFC II to the entry of any such order for relief; (v) the consent by AFL or ARFC II to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of AFL or ARFC II; (vi) the making by AFL or ARFC II of any general assignment for the benefit of creditors; (vii) the failure by AFL or ARFC II generally to pay its debts as such debts become due, or (viii) the taking of action by AFL or ARFC II in furtherance of any of the foregoing;

         (e) the Facility Balance shall exceed the sum of (i) the aggregate Principal Balance of Receivables and (ii) the amount on deposit in the Principal Funding Account (after giving effect to an Incremental Purchase or any payments to be made on such date) and shall continue to so exceed for two (2) Business Days after the Servicer has prepared such calculation; or

         (f) failure on the part of the Seller and AFL to pay the Purchase Availability Fee and such failure shall continue for two (2) Business Days.

         (g) a Change of Control shall have occurred without the consent of the Purchasers' Agent, which consent shall not be unreasonably withheld.

         SECTION 2.08   CALCULATION OF CERTIFICATE RATE; PAYMENTS.

         (a) The Purchasers' Agent, after consultation with AFL and the Purchasers, shall request a Funding Rate for each Certificate Funding Period.
If the Purchasers' Agent has requested a Funding Rate for any Certificate Funding Period to be calculated based on the Eurodollar Rate, the Funding Rate based on the Eurodollar Rate for such Certificate Funding Period shall commence three LIBOR Business Days after notice of such requested Funding Rate and the Funding Rate prior to such commencement shall be based on the Base Rate if necessary. Each Purchaser shall calculate the Funding Rate based on the Eurodollar Rate or Base Rate as requested by the Purchasers' Agent; PROVIDED HOWEVER, that if the Purchasers' Agent has requested a Funding Rate based on the Eurodollar Rate, and either: (a) deposits in dollars (in the applicable amounts) are not available to the Purchasers generally in the London interbank market for such Certificate Funding Period or portion thereof, or (b) at least fifty percent (50%) of the Purchasers (based on the Certificate Balance of Investor Certificates owned by each Purchaser) advise the Purchasers' Agent that the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to such Purchasers of maintaining or funding the Investor Certificates based on the Eurodollar Rate, until such circumstances no longer exist, the Funding Rate shall be based on the Base Rate. Each Purchaser will establish the Funding Rate based on the Eurodollar Rate at the Eurodollar Rate and will establish the Funding Rate based on the Base Rate at the Base Rate.

         (b) On or before the Business Day preceding each Determination Date, the Purchasers' Agent shall (i) calculate the weighted average of the Funding Rates, the Certificate Rate and the Interest Arrearage for the immediately preceding Interest Accrual Period, and (ii) notify the Owner Trustee and the Servicer of the Certificate Rate.

         (c) The Seller shall direct the Owner Trustee to make all payments with respect to the Investor Certificates to an account established by the Purchasers' Agent with Morgan Guaranty Trust Company of New York or such other account from time to time designated by the Purchasers' Agent to the Seller and the Owner Trustee. The account established at Closing by Morgan Guaranty Trust Company of New York shall be designated the "Investors Certificate Payment Account" (Account #600-17-148).

         Moneys in the Investors Certificate Payment Account shall be invested by the Purchasers' Agent in Eligible Investments scheduled to mature not later than one Business Day prior to the Distribution Date on which such moneys are required to be used to make payments to the Purchasers.

         (d) On each Distribution Date, the Purchasers' Agent will pay out of moneys available in the Investors Certificate Payment Account to each Purchaser, for the related Interest Accrual Period, the sum of (i) with respect to each Certificate Funding Period that ended before such Distribution Date, the interest accrued on each day during such Certificate Funding Period that occurred within such Interest Accrual Period, at the applicable Funding Rate on such Purchaser's Purchase Percentage of the Certificate Balance relating to such Certificate Funding Period; and (ii) such Purchaser's Interest Arrearage, if any.

         (e) All amounts, if any, remaining on deposit in the Investors Certificate Payment Account immediately following the redemption or repayment in full of the Investor Certificates in connection with a Securitized Offering or a sale of not less than all of the Trust Property shall be distributed to ARFC II.

         SECTION 2.09 DECLARATION OF PURCHASE TERMINATION DATE. At least five (5) Business Days prior to any Purchaser requesting Morgan to declare a Purchase Termination Date pursuant to Section 2.1(c)(2)(a) of the Sale and Servicing Agreement, such Purchaser shall notify Arcadia Receivables Finance Corp. II and AFL of its intention to make such a request.


                                     ARTICLE III

                              CLOSING AND EFFECTIVENESS

         SECTION 3.01 CLOSING. The closing (the "INITIAL CLOSING") took place December 28, 1995 upon satisfaction of the conditions to closing set forth in Article IV of this Certificate Purchase Agreement (the date of the Initial Closing being referred to herein as the "INITIAL CLOSING DATE").

         SECTION 3.02 FUNDING DATE. The initial "Funding Date" occurred on the date on which the Purchasers made the initial purchase of the Investor Certificates. The Purchasers' initial purchase of Investor Certificates was subject to the conditions set forth in Article IV hereof, any other conditions which are Incremental Purchase Conditions, and the condition that at least one director of ARFC II shall be an "Independent Director" as defined in the Certificate of Incorporation of ARFC II.

         SECTION 3.03 TRANSACTIONS EFFECTED AT THE INITIAL CLOSING AND ON THE FUNDING DATE. (a) On the Initial Closing Date, the parties hereto executed and delivered the Original Certificate Purchase Agreement and (b) on the Funding Date (i) the Purchasers' Agent delivered to the Seller funds in an amount equal to the Initial Purchase Price of the Investor Certificates (by wire transfer of immediately available funds to a bank account designated by the Seller at least two Business Days prior to the Funding Date); and (ii) the Seller delivered the Investor Certificates to the Purchasers' Agent for redelivery to the Purchasers, in satisfaction of the Seller's obligation to the Purchasers hereunder.

         SECTION 3.04 EFFECTIVENESS DATE. (a) The "Effectiveness Date" of this Certificate Purchase Agreement shall occur on the date on which the conditions set forth in Article IVA of this Certificate Purchase Agreement shall have been satisfied or waived by the Purchasers.

         (b) This Certificate Purchase Agreement amends and restates the Original Certificate Purchase Agreement and on the Effectiveness Date, replaces the Original Certificate Purchase Agreement without interruption of the parties' performance thereunder.


                                      ARTICLE IV

                      CONDITIONS PRECEDENT TO OBLIGATION OF THE
                        PURCHASERS ON THE INITIAL CLOSING DATE

         The obligation of the Purchasers to purchase and pay for the Investor Certificates on the Funding Date were subject to the satisfaction at the time of the Initial Closing (and, in the case of Section 4.02, on the Funding Date) of the following conditions (any or all of which may have been waived by the Purchasers in their sole discretion):

         SECTION 4.01   PERFORMANCE BY PARTIES.

         All the terms, covenants, agreements and conditions of the Sale and Servicing Agreement, Purchase Agreement, each Assignment Agreement, each Transfer Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Custodian Agreement and this Certificate Purchase Agreement to be complied with and performed by the Seller, the Owner Trustee, AFL or ARFC II, as applicable, at or before the Closing shall have been complied with and performed in all material respects.

         SECTION 4.02   REPRESENTATIONS AND WARRANTIES.

         Each of the representations and warranties of the Seller, the Owner Trustee, AFL and ARFC II, as applicable, made in the Purchase Agreement, each Assignment Agreement, the Sale and Servicing Agreement, each Transfer Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Custodian Agreement and this Certificate Purchase Agreement shall be true and correct in all material respects as of the time of the Closing (except to the extent they expressly relate to an earlier or later time).

         SECTION 4.03   CORPORATE DOCUMENTS.

         (a) Each Purchaser shall have received copies of the (i) Articles of Incorporation, long form good standing certificate and By-Laws of AFL, (ii) Board of Directors resolutions of AFL with respect to the Purchase Agreement, the Sale and Servicing Agreement, the Custodian Agreement and this Certificate Purchase Agreement and (iii) incumbency certificate of AFL, each certified by appropriate corporate authorities.

         (b) Each Purchaser shall have received copies of the (i) Certificate of Incorporation, long form good standing certificate and By-Laws of ARFC II,
(ii) Board of Directors resolutions of ARFC II with respect to the Sale and Servicing Agreement, the Purchase Agreement, each Assignment Agreement, each Transfer Agreement and the Trust Agreement, and (iii) incumbency certificate of ARFC II, each certified by appropriate corporate authorities.

         (c) Each Purchaser shall have received copies of the Certificate of Trust and good standing certificate of the Seller.

         (d) Each Purchaser shall have received copies of (i) the Certificate of Incorporation, long-form good standing certificate and By-Laws of the Owner Trustee, (ii) Board of directors resolutions of the Owner Trustee with respect to the Trust Agreement and (iii) an incumbency certificate of the Owner Trustee, each certified by appropriate corporate authorities.

         SECTION 4.04 OPINIONS OF COUNSEL. Counsel to each of the Seller, Owner Trustee, AFL and ARFC II shall have delivered to the Purchasers favorable opinions, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchasers and their respective counsel, addressed to the parties set forth in Exhibit B.

         SECTION 4.05 OPINIONS OF COUNSEL TO THE INDENTURE TRUSTEE. Counsel to the Indenture Trustee shall have delivered to the purchasers of the Notes a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchasers and their respective counsel, addressed to the parties set forth in Exhibit B.

         SECTION 4.06 FINANCING STATEMENTS. Each Purchaser shall have received evidence satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the opinion of such Purchaser and its counsel, desirable to perfect or evidence the assignment by AFL to ARFC II, ARFC II to the Trust, and the Trust to the Indenture Trustee of their respective ownership interests in the Receivables, the other Trust Collateral, including:

         (a) Acknowledgement copies of all UCC financing statements and assignments that have been filed in the offices of the Secretary of State of the applicable states and in the appropriate office or offices of such other locations as may be specified in the opinions of counsel delivered pursuant to
Section 4.04; and

         (b) Certified copies of requests for information (Form UCC-11) (or a similar search report certified by parties acceptable to the Purchaser and its counsel) dated a date reasonably near the Closing Date and listing all effective financing statements which name AFL, ARFC II or the Trust, as seller, assignor or debtor and which are filed in all jurisdictions in which the filings were or will be made, together with copies of such financing statements.

         SECTION 4.07 DOCUMENTS. Each Purchaser shall have received (i) a duly executed counterpart of this Certificate Purchase Agreement and (ii) an executed copy of each of the Purchase Agreement, each Assignment Agreement, the Sale and Servicing Agreement, each Transfer Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Custodian Agreement and each and every document or certification delivered by any party in connection with any of the above agreements.

         SECTION 4.08 NO ACTIONS OR PROCEEDINGS. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Purchase Agreement, the Trust Agreement, the Indenture, the Administration Agreement, this Certificate Purchase Agreement or the documents related thereto in any material respect.

         SECTION 4.09 APPROVALS AND CONSENTS. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by this Certificate Purchase Agreement and the other documents related thereto shall have been obtained or made.

         SECTION 4.10 OFFICER'S CERTIFICATE. Each Purchaser shall have received an Officer's Certificate from each of the Seller, the Owner Trustee, AFL and ARFC II, each in form and substance reasonably satisfactory to the Purchasers and their respective counsel, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 4.01 and 4.02 hereof, with regard to the Seller, the Owner Trustee, AFL and ARFC II, as applicable.

         SECTION 4.11 ACCOUNTS. Each Purchaser shall have received evidence that the Certificate Distribution Account, the Note Distribution Account, the Principal Funding Account, the Subcollection Account and the Spread Account have been established in accordance with the terms of the Sale and Servicing Agreement, the Trust Agreement and the Indenture.

         SECTION 4.12 LOCKBOX ACCOUNT. Each Purchaser shall have received evidence that the Lockbox Account has been established as required by the Seller and Servicing Agreement.

         SECTION 4.13 OTHER DOCUMENTS. The Seller shall have furnished to the Purchasers such other information, certificates and documents as the Purchasers may reasonably request.


                                     ARTICLE IVA

                        CONDITIONS PRECEDENT TO EFFECTIVENESS

         This Certificate Purchase Agreement shall become effective on the Effectiveness Date upon satisfaction of the following conditions (any or all of which may be waived by the Purchaser in its sole discretion):

         SECTION 4.01A  ARTICLE IV CONDITIONS.

         All of the conditions set forth in Sections 4.01 through 4.10 and 4.13 shall have been satisfied.

         SECTION 4.02A  EXECUTED AGREEMENTS.

         The Administrative Agent shall have received duly executed counterparts of this Certificate Purchase Agreement, the Note Purchase Agreement, the Asset Purchase Agreement, the Trust Agreement, the Custodian Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Indenture, the Administration Agreement and the DFC Fee Letter.


                                      ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller made the following representations and warranties to the Purchasers, as of the Initial Closing Date, as of the Funding Date, as of each Incremental Purchase Date before the Effectiveness Date, and hereby makes the following representations and warranties to the Purchasers as of the Effectiveness Date and as of each Incremental Purchase Date thereafter, and the Purchasers shall rely on such representations and warranties in making each Incremental Purchase on each Incremental Purchase Date.

         SECTION 5.01   AUTHORITY, ETC.

         (a) The Seller has been duly organized and is validly existing and in good standing as a business trust under the laws of the State of Delaware, with power and authority to own its properties and to transact the business in which it is now engaged, and the Seller is duly qualified to do business and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

         (b) The issuance, sale, assignment and conveyance of the Investor Certificates, the performance of the Seller's obligations under this Certificate Purchase Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of the Seller or any of its Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement (including this Certificate Purchase Agreement) or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Trust or any Governmental Rule applicable to the Seller is required for the sale of the Investor Certificates.

         (c) No Governmental Action which has not been obtained is required by or with respect to the Seller in connection with the execution and delivery of the Investor Certificates, the Sale and Servicing Agreement, any Transfer Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Custodian Agreement or this Certificate Purchase Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby or thereby.

         (d) The Administration Agreement, the Sale and Servicing Agreement, each Transfer Agreement, the Indenture, the Custodian Agreement and this Certificate Purchase Agreement has been duly authorized, executed and delivered by the Seller and the Sale and Servicing Agreement, each Transfer Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Custodian Agreement and this Certificate Purchase Agreement are the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         SECTION 5.02 INVESTOR CERTIFICATES. On the Purchase Date, the Investor Certificates have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Trust Agreement, and delivered to and paid for by the Purchasers in accordance with this Certificate Purchase Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Trust Agreement.

         SECTION 5.03 LITIGATION. There is no pending or, to the Seller's knowledge, threatened action, suit or proceeding by or against the Seller before any Governmental Authority or any arbitrator with respect to the Sale and Servicing Agreement, any Transfer Agreement, the Indenture, the Trust, the Trust Agreement, the Custodian Agreement, this Certificate Purchase Agreement, the Notes, the Investor Certificates, the Administration Agreement, the Purchase Agreement, any Assignment Agreement or any of the transactions contemplated herein or therein, or with respect to the Seller which, in the case of any such action, suit or proceeding with respect to the Seller, if adversely determined, would have a material adverse effect on the ability of the Seller to perform its obligations hereunder or thereunder.

         SECTION 5.04 TAXES, ETC. Any taxes, fees and other charges of Governmental Authorities applicable to the Seller, except for franchise or income taxes, in connection with the execution, delivery and performance by the Seller of the Sale and Servicing Agreement, the Administration Agreement, this Certificate Purchase Agreement, the Custodian Agreement, the Trust Agreement and the Indenture or otherwise applicable to the Seller in connection with the Trust have been paid or will be paid by the Seller at or prior to the Closing Date or Purchase Date, as applicable, to the extent then due.

         SECTION 5.05 FINANCIAL CONDITION OF THE SELLER. On the date hereof and on each Purchase Date, the Seller is not insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.

         SECTION 5.06 ABSENCE OF MATERIAL ADVERSE EFFECT. There exists no event or occurrence which has a material adverse effect on the status, existence, perfection, priority or enforceability of the Seller's interest in the Receivables.

         SECTION 5.07 INVESTMENT COMPANY ACT. The Trust is not an "investment company" or is controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 5.08 FULL DISCLOSURE. All written factual information heretofore furnished by the Seller or any of its representatives to the Purchasers for purposes of or in connection with this Certificate Purchase Agreement, including, without limitation, information relating to the Receivables and the Trust, was true and correct in all material respects on the date as of which such information was stated or certified and remains true and correct in all material respects as of the Closing Date (except with respect to the Receivables) and the Funding Date, or as of the Incremental Purchase Date, as the case may be. If any information furnished pursuant to the preceding sentence is subsequently revised due to a change in the methodology used to derive such information or for any other reason, such revised information shall be promptly delivered, but in any event no later than the next Monthly Report delivered pursuant to Section 3.19 of the Sale and Servicing Agreement, to the Purchaser together with an explanation of such change.


                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES
                                  OF THE PURCHASERS

         Each Purchaser hereby makes the following representations and warranties to the Seller on which the Seller shall rely in entering into this Certificate Purchase Agreement.

         SECTION 6.01 ORGANIZATION. The Purchaser has been duly organized and is validly existing and in good standing as a corporation or banking association under the laws of the applicable jurisdiction, with power and authority to own its properties and to transact the business in which it is now engaged, and the Purchaser is duly qualified to do business and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

         SECTION 6.02 AUTHORITY, ETC. The Purchaser has all requisite power and authority to enter into and perform its obligations under this Certificate Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Certificate Purchase Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Certificate Purchase Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Neither the execution and delivery by the Purchaser of this Certificate Purchase Agreement nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the fulfillment by the Purchaser of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under (i) any term or provision of the Articles of Incorporation or By-laws of the Purchaser or any Governmental Rule applicable to the Purchaser or (ii) any term or provision of any indenture or other agreement or instrument, to which the Purchaser is a party or by which the Purchaser or any portion of its properties are bound. No Governmental Action which has not been obtained is required by or with respect to the Purchaser in connection with the execution and delivery of this Certificate Purchase Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby or thereby.

         SECTION 6.03   SECURITIES ACT.  The Purchaser will acquire the
Investor Certificates pursuant to this Certificate Purchase Agreement for investment only and not with a view to any public distribution thereof, and the Purchaser will not offer to sell or otherwise dispose of its Investor Certificates so acquired by it (or any interest therein) in violation of any of the registration requirements of the Act or any applicable state or other securities laws. The Purchaser acknowledges that it has no right to require the Seller to register under the Act or any other securities law the Investor Certificates to be acquired by the Purchaser pursuant to this Certificate Purchase Agreement.

         The Purchaser agreed with the Seller that: (i) the Purchaser would execute and deliver to the Seller on or before the Initial Closing Date a certain letter (the "INVESTMENT LETTER"), in the form attached hereto as Exhibit D, with respect to the purchase of the Investor Certificates and (ii) all of the statements made by the Purchaser in the Investment Letter were true and correct in all respects as of the date made. The Purchaser understands and agrees that receipt by the Seller of a duly executed Investment Letter is a condition precedent to the Seller's obligations hereunder to sell the Investor Certificates. The Purchaser also understands and agrees that it will not be able to sell its Investor Certificates except in accordance with the restrictions described in the Investment Letter.

         SECTION 6.04 INVESTMENT COMPANY ACT. The Purchaser is not required to register as an "investment company" and the Purchaser is not controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 6.05 RESTRICTIONS ON TRANSFER. The Purchaser agrees that it will comply with the restrictions on transfer of the Investor Certificates set forth in the Investment Letter and that it will resell the Investor Certificates only in compliance with such restrictions.


                                     ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES OF AFL

         AFL hereby made the following representations and warranties to the Purchasers, as of the Initial Closing Date, as of the Funding Date and as of each Incremental Purchase Date before the Effectiveness Date, and hereby makes the following representations and warranties to the Purchasers as of the

Effectiveness Date and as of each Incremental Purchase Date hereafter, and the Purchasers shall rely on such representations and warranties in purchasing the Investor Certificates on the Funding Date and in making each Incremental Purchase on each Incremental Purchase Date.

         SECTION 7.01 ORGANIZATION. AFL has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Minnesota, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and AFL is duly qualified to do business (or is exempt from such qualification) and is in good standing in each state of the United States where the nature of its business requires it to be so qualified.

         SECTION 7.02   AUTHORITY, ETC.

         (a) The performance of AFL's obligations under this Certificate Purchase Agreement, the Purchase Agreement, any Assignment Agreement, the Custodian Agreement and the Sale and Servicing Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of AFL or any of its Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement (including this Certificate Purchase Agreement, the Purchase Agreement, any Assignment Agreement, the Custodian Agreement and the Sale and Servicing Agreement) or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its charter or any Governmental Rule and no consent of any Governmental Authority is required for the performance of the obligations contemplated by this Certificate Purchase Agreement, the Purchase Agreement, any Assignment Agreement, the Custodian Agreement and the Sale and Servicing Agreement.

         (b) No Governmental Action which has not been obtained is required by or with respect to AFL in connection with the execution and delivery of this Certificate Purchase Agreement, the Purchase Agreement, any Assignment Agreement, the Custodian Agreement and the Sale and Servicing Agreement by AFL or the consummation by AFL of its obligations hereunder and thereunder.

         (c) Each of this Certificate Purchase Agreement, the Purchase Agreement, each Assignment Agreement, the Custodian Agreement and the Sale and Servicing Agreement has been duly authorized, executed and delivered by AFL and is the valid and legally binding obligation of AFL, enforceable against AFL in accordance with its terms, subject as to enforcement to receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         SECTION 7.03 LITIGATION. There is no pending or, to AFL's knowledge, threatened action, suit or proceeding by or against AFL before any Governmental Authority or any arbitrator with respect to this Certificate Purchase Agreement, or any of the transactions contemplated herein or with respect to AFL which, in the case of any such action, suit or proceeding with respect to AFL, if adversely determined, would have a material adverse effect on the ability of AFL to perform its obligations hereunder, thereunder or in connection therewith.

         SECTION 7.04 FULL DISCLOSURE. All written factual information heretofore furnished by AFL or any of its representatives to the Purchasers for purposes of or in connection with this Certificate Purchase Agreement, including, without limitation, information relating to the Receivables and AFL's businesses, was true and correct in all material respects on the date as of which such information was stated or certified and in the case of information relating to AFL and its businesses, except as previously disclosed to the Purchasers and the Purchasers' Agent, remains true and correct in all material respects, in the reasonable judgment of AFL, as of the Initial Closing Date, the Funding Date, the Effectiveness Date or an Incremental Purchase Date, as the case may be. If any information furnished pursuant to the preceding sentence is subsequently revised due to a change in the methodology used to derive such information or for any other reason, such revised information shall be promptly delivered, but in any event no later than the next Monthly Report delivered pursuant to Section 3.19 of the Sale and Servicing Agreement, to the Purchaser together with an explanation of such change.


                                     ARTICLE VIII

                               COVENANTS OF THE SELLER

         SECTION 8.01 INFORMATION FROM THE SELLER. Until the later of (i) the Purchase Commitment Expiration Date and (ii) the date on which the Purchasers shall no longer hold the Investor Certificates, the Seller will furnish to the Purchasers:

         (a) a copy of each certificate, report, statement, notice or other communication (other than investment instructions) furnished by or on behalf of the Seller to the Indenture Trustee, Owner Trustee, S&P or Moody's under the Trust Agreement, the Indenture or the Sale and Servicing Agreement, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of the Seller under the Trust Agreement, the Indenture or the Sale and Servicing Agreement;

         (b) such other information, documents, records or reports respecting the Trust, the Receivables, other Indenture Collateral, the Seller or the Servicer as the Purchasers may from time to time reasonably request without unreasonable expense to the Seller;

         (c) such publicly available information, documents, records or reports respecting the Seller or the condition or operations, financial or otherwise of the Seller as the Purchasers may from time to time reasonably request;

         (d) promptly following the sending or filing thereof, other than in connection with a Securitized Offering, copies of all registration statements which the Seller files with the Securities and Exchange Commission or any national securities exchange in connection with the Receivables, the Trust, the Trust Agreement, the Indenture, any Certificates issued under the Trust Agreement or Notes issued under the Indenture;

         (e) as soon as possible and in any event within five Business Days after the occurrence thereof, notice of each Certificate Purchase Termination Event or event which with the giving of notice or the passage of time or both would constitute a Certificate Purchase Termination Event; and

         (f) by April 30 of each year, an annual report from independent accountants containing financial information relating to each of the Trust and ARFC II in a form reasonably acceptable to the Purchasers.

         SECTION 8.02 ACCESS TO INFORMATION. Until the later of (i) the Purchase Commitment Expiration Date and (ii) the date on which the Purchasers shall no longer hold any Investor Certificates, the Seller will, at any time from time to time during regular business hours, or reasonable notice to the Seller, permit the Purchasers, or their agents or representatives to:

         (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller relating to the Receivables, and

         (b) visit the offices and property of the Seller for the purpose of examining such materials described in clause (a) above.

Prior to the occurrence of a Certificate Purchase Termination Event, only the expenses incurred by the Purchasers' Agent pursuant to this Section 8.02 shall be paid by AFL. After the occurrence of a Certificate Purchase Termination Event, however, any expenses incurred by any Purchaser or the Purchasers' Agent pursuant to this Section 8.02 shall be paid by AFL. Except as provided in
Section 13.04 hereof, any information obtained by the Purchasers pursuant to this Section 8.02 shall be held in confidence by the Purchasers unless such information has become available to the public.

         SECTION 8.03 SECURITY INTERESTS; FURTHER ASSURANCES. The Seller will take all action necessary to maintain the Trust's or the Indenture Trustee's, as applicable, ownership interest or first priority perfected security interest in the Receivables, the related Financed Vehicles and the other Trust Property. The Seller agrees to take any and all acts and to execute any and all further instruments necessary or reasonably requested by the Purchasers to more fully effect the purposes of this Certificate Purchase Agreement.

         SECTION 8.04 AGREEMENT COVENANTS. The Seller will duly observe and perform each of its covenants set forth in the Trust Agreement, the Sale and Servicing Agreement and the Indenture.

         SECTION 8.05 AGREEMENT AMENDMENTS. The Seller will not make any material amendment, modification or change to, or provide any waiver under, the Trust Agreement, the Note Purchase Agreement, the Sale and Servicing Agreement or the Indenture without the prior written consent of a Certificate Majority.

         SECTION 8.06 RECEIVABLES FILES. The Seller shall deliver Receivables Files to the Custodian in accordance with the Sale and Servicing Agreement and the Custodian Agreement.


                                      ARTICLE IX

                                   COVENANTS OF AFL

         SECTION 9.01 INFORMATION FROM AFL. Until the later of (i) the Purchase Commitment Expiration Date and (ii) the date on which the Purchasers shall no longer hold any Investor Certificates, AFL will furnish to the
Purchasers:

         (a) such other information, documents, records or reports respecting the Trust, the Receivables, other Trust Property, the Seller, ARFC II or AFL as the Purchasers may from time to time reasonably request without unreasonable expense to AFL;

         (b) such publicly available information, documents, records or reports respecting AFL or ARFC II or the condition or operations, financial or otherwise of AFL or ARFC II as the Purchasers may from time to time reasonably request;

         (c) promptly following the sending or filing thereof, other than in connection with a Securitized Offering, copies of all registration statements which AFL or ARFC II files with the Securities and Exchange Commission or any national securities exchange in connection with the Receivables, the Trust, the Trust

Agreement, the Indenture or any Certificates issued under the Trust Agreement or Notes issued under the Indenture; and

         (d) as soon as possible and in any event within five Business Days after the occurrence thereof, notice of each Certificate Purchase Termination Event or event which with the giving of notice or the passage of time or both would constitute a Certificate Purchase Termination Event.

         SECTION 9.02 ACCESS TO INFORMATION. Until the later of (i) the Purchase Commitment Expiration Date and (ii) the date on which the Purchasers shall no longer hold any Investor Certificates, AFL will, at any time from time to time during regular business hours, or reasonable notice to AFL, permit the Purchasers, or it agents or representatives to:

         (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of AFL relating to the Receivables, and

         (b) visit the offices and property of AFL for the purpose of examining such materials described in clause (a) above.

Prior to the occurrence of a Certificate Purchase Termination Event, only the expenses incurred by the Purchasers' Agent pursuant to this Section 9.02 shall be paid by AFL. After the occurrence of a Certificate Purchase Termination Event, however, any expenses incurred by any Purchaser or the Purchasers' Agent pursuant to this Section 9.02 shall be paid by AFL. Except as provided in
Section 13.04 hereof, any information obtained by the Purchasers pursuant to this Section 9.02 shall be held in confidence by the Purchasers unless such information has become available to the public.

         SECTION 9.03 SECURITY INTERESTS; FURTHER ASSURANCES. AFL will take all action necessary to maintain the Trust's or the Indenture Trustee's ownership interest or first priority perfected security interest, as applicable, in the Receivables, the related Financed Vehicles and the other Trust Property. AFL agrees to take any and all acts and to execute any and all further instruments necessary or reasonably requested by the Purchasers to more fully effect the purposes of this Certificate Purchase Agreement.

         SECTION 9.04 AGREEMENT COVENANTS. AFL will duly observe and perform each of its covenants set forth in the Sale and Servicing Agreement and the Purchase Agreement.

         SECTION 9.05 AGREEMENT AMENDMENTS. AFL will not make any material amendment, modification or change to, or provide any waiver under, the Sale and Servicing Agreement, the Note Purchase Agreement or the Purchase Agreement without the prior written consent of a Certificate Majority.

         SECTION 9.06   MINIMUM CAPITAL BASE.

         (a) AFL will not permit its consolidated Capital Base, on the last day of its fiscal year, to be less than the sum of (i) its consolidated Capital Base on the last day of the immediately preceding fiscal year, PLUS (ii) to the extent Net Income for such fiscal year is greater than zero, Net Income for such fiscal year PLUS (iii) Capital Base Proceeds for such fiscal year; and

         (b) AFL will not permit its consolidated Capital Base, on the last day of any fiscal quarter other than the last day of its fiscal year, to be less than the sum (i) 95% of its consolidated Capital Base on the last day of the immediately preceding fiscal year PLUS (ii) Capital Base Proceeds since the last day of the immediately preceding fiscal year;

PROVIDED, HOWEVER, that AFL shall not be deemed or declared to be in breach of the covenants contained in this Section 9.06 as long as on the last day of any fiscal quarter, AFL's consolidated Capital Base is not less than $325,000,000.


                                      ARTICLE X

                                   MUTUAL COVENANTS

         SECTION 10.01 LEGAL CONDITIONS TO CLOSING. The Purchasers, the Purchasers' Agent, the Seller and AFL will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Closing (including satisfaction of the conditions contained in this Certificate Purchase Agreement), and will promptly cooperate with and furnish information to one another in connection with any such legal requirements. The Purchasers, the Purchasers' Agent, the Seller and AFL will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Certificate Purchase Agreement.

         SECTION 10.02 FEES AND EXPENSES. (a) In connection with the Initial Closing all costs and expenses incurred in connection with the Original Certificate Purchase Agreement and the transactions contemplated thereby were paid by AFL. Subject to Section 13.10, except as otherwise expressly provided herein, all costs and expenses incurred in connection with entering into Certificate Purchase Agreement on the Effectiveness Date and the transactions contemplated hereby shall (as between the Seller and the Purchasers) be paid by AFL;

         (b) AFL shall pay to each Purchaser a Purchase Availability Fee, payable quarterly in arrears, on the last day of each calendar quarter during the period such Purchaser has a Purchase Commitment under this Certificate Purchase Agreement and on the Purchase Commitment Expiration Date, as the same may be extended from time to time. The Purchase Availability Fee for each Purchaser shall be a per annum fee equal to such Purchaser's average daily unused Purchase Commitment multiplied by 0.50% per annum.

         SECTION 10.03 MUTUAL OBLIGATIONS. On and after the date of this Certificate Purchase Agreement, the Purchasers, the Purchasers' Agent, the Seller and AFL will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Certificate Purchase Agreement.

                                      ARTICLE XI

                                   INDEMNIFICATION

         SECTION 11.01 INDEMNIFICATION BY THE SELLER AND AFL. Each of the Seller and AFL agrees to indemnify and hold harmless the Purchasers, the Purchasers' Agent, and their officers, directors, employees, agents, representatives, assignees and Affiliates against any and all losses, claims, damages, liabilities or expenses (including legal and accounting fees) (collectively, "LOSSES"), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with any breach of any representation, warranty or covenant of the Seller or AFL, respectively, in this Certificate Purchase Agreement or in any certificate or other written material delivered pursuant hereto; PROVIDED, HOWEVER, that neither the Seller nor AFL shall be so required to indemnify any such Person or otherwise be liable to any such Person hereunder for any Losses arising from (i) such Person's gross negligence, willful misconduct or bad faith or (ii) the failure of Obligers to pay their obligations as they become due.

         SECTION 11.02  PROCEDURE.  In order for the Purchasers, the
Purchasers' Agent, or any of their officers, directors, employees, agents, representatives, assignees or Affiliates (each an "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Certificate Purchase Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a "THIRD PARTY CLAIM"), such Indemnified Party must notify the Seller and AFL in writing of the Third Party Claim within five Business Days of receipt of a summons, complaint or other notice of the commencement of litigation and within ten Business Days after receipt by such Indemnified Party of any other written notice of the Third Party Claim unless the Seller or AFL shall have previously obtained actual knowledge thereof. Thereafter, the Indemnified Party shall deliver to the Seller and AFL, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

         SECTION 11.03 DEFENSE OF CLAIMS. If a Third Party Claim is made against an Indemnified Party, (a) the Seller or AFL, as applicable, will be entitled to participate in the defense thereof and, (b) if it so chooses, to assume the defense thereof with counsel selected by the Seller or AFL, provided that in connection with such assumption (i) such counsel is not reasonably objected to by the Indemnified Party and (ii) the Seller or AFL, subject to
Section 12.10, first admits in writing its liability to indemnify the Indemnified Party with respect to all elements of such claim in full. Should the Seller or AFL so elect to assume the defense of a Third Party Claim, neither the Seller nor AFL will be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Seller or AFL elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Seller and AFL in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Seller's or AFL's prior written consent, as the case may be. If the Seller or AFL shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Seller or AFL does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Seller and AFL of such terms and, subject to Section 12.10, the Seller and AFL will promptly reimburse the Indemnified Party upon written request. Anything contained in this Certificate Purchase Agreement to the contrary notwithstanding, neither the Seller nor AFL shall be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

         SECTION 11.04  INDEMNITY FOR TAXES, RESERVES AND EXPENSES.

         (a) If after the date hereof, the adoption of any Governmental Rule or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Governmental Rule or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of Governmental Rule):

              (i) shall subject any Indemnified Party to any tax, duty, deduction or other charge with respect to the Receivables, the Indenture, the Investor Certificates, the

    Trust Agreement, this Certificate Purchase Agreement or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect thereof (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located); or

              (ii) shall impose, modify or deem applicable any reserve, capital, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Receivables, the Indenture, the Trust Agreement, the Investor Certificates, this Certificate Purchase Agreement or payments of amounts due thereunder; or

              (iii) imposes upon any Indemnified Party any other cost or expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to the Receivables, the Indenture, the Trust Agreement, the Investor Certificates, this Certificate Purchase Agreement or payments of amounts due thereunder;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to the Receivables, the Indenture, the Trust Agreement, the Investor Certificates, this Certificate Purchase Agreement or payments of amounts due thereunder or the obligations thereunder and the financing of such purchases by the issuance of Notes and Certificates, by an amount deemed by such Indemnified Party to be material, then, subject to Section 12.10, the Seller agrees to pay to such Indemnified Party, within 10 days after demand by such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost, PROVIDED that the Seller shall not be obligated to pay any such additional amounts that are attributable to the period (the "Excluded Period") ending 30 days prior to the Seller's receipt of such demand, except to the extent such additional amounts accrue during the Excluded Period because of the retroactive effect of the applicable regulatory change, in which case the foregoing limitation shall not apply.

         (b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Governmental Authority, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, the Seller agrees to pay to such Indemnified Party, within 10 days after demand by any such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction, PROVIDED that the Seller shall not be obligated to pay any such additional amounts that are attributable to the period (the "Excluded Period") ending 30 days prior to the Seller's receipt of such demand, except to the extent such additional amounts accrue during the Excluded Period because of the retroactive effect of the applicable regulatory change, in which case the foregoing limitation shall not apply.

         (c) Any Indemnified Party who makes a demand for payment of increased costs or capital pursuant to Section 11.04(a) or (b) shall promptly deliver to the Seller a certificate setting forth in reasonable detail the computation of such increased costs or capital and specifying the basis therefor. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. Each Indemnified Party shall use all reasonable efforts to mitigate the effect upon the Seller of any such increased costs or capital requirements, PROVIDED it shall not be obligated to take any action which it determines would be materially disadvantageous to it or inconsistent with its policies.

         SECTION 11.05 COSTS, EXPENSES, TAXES, BREAKAGE PAYMENT AND INCREASED COSTS UNDER CERTIFICATE PURCHASE AGREEMENT.

         (a) The Seller and AFL shall, jointly and severally, be obligated to pay on demand to (i) the Purchasers and the Purchasers' Agent all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including any requested amendments, waivers or consents) of this Certificate Purchase Agreement, and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchasers and the Purchasers' Agent, with respect thereto and with respect to advising the Purchasers and the Purchasers' Agent as to its respective rights and remedies under this Certificate Purchase Agreement and the other documents delivered hereunder or in connection herewith and (ii) to any Affected Person, all reasonable costs and expenses, if any enforcement of this Certificate Purchase Agreement, and the other documents delivered hereunder or in connection herewith.

         (b) In addition, the Seller and AFL shall, jointly and severally, be obligated to pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Certificate Purchase Agreement, the Investor Certificates or the other documents and agreements to be delivered hereunder, and agrees to save each Affected Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         (c) The Seller shall be obligated to pay to the Purchasers the amount of any Breakage Payments promptly on request by the Purchasers' Agent to the extent not paid as interest on the Investor Certificates. The Purchasers and the Purchasers' Agent agree to use reasonable efforts to reduce or eliminate any Breakage Payments; provided, however, that nothing contained herein shall obligate the Purchasers or the Purchasers' Agent to take any action that imposes additional costs or burdens which such Person considers material.


                                     ARTICLE XII

                                THE PURCHASERS' AGENT

         SECTION 12.01 AUTHORIZATION AND ACTION. Each Purchaser hereby accepts the appointment of and authorizes Morgan Guaranty Trust Company of New York, as Purchasers' Agent hereunder, to take such action as agent on its behalf and to exercise such powers as are delegated to the Purchasers' Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Purchasers' Agent reserves the right, in its sole discretion, to take any actions, exercise any rights or remedies under this Certificate Purchase Agreement and any related agreements and documents. Except for actions which the Purchasers' Agent is expressly required to take pursuant to this Certificate Purchase Agreement, the Purchasers' Agent shall not be required to take any action which exposes the Purchasers' Agent to personal liability or which is contrary to applicable law unless the Purchasers' Agent shall receive further assurances to its satisfaction from the Purchasers of the indemnification obligations under Section 12.04 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Purchasers' Agent agrees to give to each Purchaser prompt notice of each notice and determination given to it by the Seller, the Servicer, ARFC II, AFL, the Owner Trustee or the Indenture Trustee, pursuant to the terms of this Certificate Purchase Agreement, the Trust Agreement or the Sale and Servicing Agreement. Subject to Section 12.06 hereof, the appointment and authority of the Purchasers' Agent hereunder shall terminate upon the later of (i) the payment to (a) each Purchaser of all amounts owing to such Purchaser hereunder and (b) the Purchasers' Agent of all amounts due hereunder and (ii) the Purchase Commitment Expiration Date.

         SECTION 12.02 PURCHASERS' AGENT'S RELIANCE, ETC.. Neither the Purchasers' Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Purchasers' Agent under or in connection with this Certificate Purchase Agreement or any related agreement or document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Purchasers' Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations made by the Seller, ARFC II, AFL, the Servicer or the Owner Trustee in connection with this Certificate Purchase Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Certificate Purchase Agreement on the part of the Seller or AFL or to inspect the property (including the books and records) of the Seller, ARFC II, AFL, the Servicer or the Owner Trustee; (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Certificate Purchase Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Certificate Purchase Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

         SECTION 12.03  PURCHASERS' AGENT AND AFFILIATES.  Morgan Guaranty
Trust Company of New York and its Affiliates may generally engage in any kind of business with the Seller, ARFC II, AFL or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, ARFC II, AFL or any Obligor or any of their respective Affiliates, all as if Morgan Guaranty Trust Company of New York were not the Purchasers' Agent and without any duty to account therefor to the Purchasers.

         SECTION 12.04 INDEMNIFICATION. Each Purchaser severally agrees to indemnify the Purchasers' Agent (to the extent not reimbursed by the Seller or AFL), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Purchasers' Agent in any way relating to or arising out of this Certificate Purchase Agreement or any action taken or omitted by the Purchasers' Agent under this Certificate Purchase Agreement; provided, that (i) a Purchaser shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Purchasers' Agent's gross negligence or willful misconduct and (ii) a Purchaser shall not be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by a majority of the Purchasers (based on Purchase Commitment).
Without limitation of the generality of the foregoing, each Purchaser agrees to reimburse the Purchasers' Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Purchasers' Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Certificate Purchase Agreement, provided, that a Purchaser shall not be responsible for the costs and expenses of the Purchasers' Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Purchasers' Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

         SECTION 12.05 PURCHASE DECISION. Each Purchaser acknowledges that it has, independently and without reliance upon the Purchasers' Agent any other Purchaser or any of their respective Affiliates, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Certificate Purchase Agreement and to purchase an interest in the Investor Certificates. Each Purchaser also acknowledges that it will, independently and without reliance upon the Purchasers' Agent any other Purchaser or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Certificate Purchase Agreement or any related agreement, instrument or other document.

         SECTION 12.06 SUCCESSOR PURCHASERS' AGENT. (a) The Purchasers' Agent may resign at any time by giving sixty days' written notice thereof to the Purchasers, the Seller, AFL, the Servicer and the Owner Trustee. Upon any such resignation, a majority of the Purchasers shall have the right to appoint a successor Purchasers' Agent approved by AFL (which approval will not be unreasonably withheld or delayed). If no successor Purchasers' Agent shall have been so appointed by a majority of the Purchasers and shall have accepted such appointment, within sixty days after the retiring Purchasers' Agent's giving of notice or resignation, then the retiring Purchasers' Agent may, on behalf of Purchasers, appoint a successor Purchasers' Agent approved by AFL (which approval will not be unreasonably withheld or delayed), which successor Purchasers' Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000, (ii) an Affiliate of such bank, or
(iii) an Affiliate of Morgan Guaranty Trust Company of New York and (b) experienced in the types of transactions contemplated by this Certificate Purchase Agreement. Upon the acceptance of any appointment as Purchasers' Agent hereunder by a successor Purchasers' Agent, such successor Purchasers' Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Purchasers' Agent, and the retiring Purchasers' Agent shall be discharged from its duties and obligations under this Certificate Purchase Agreement. After any retiring Purchasers' Agent's resignation or removal hereunder as Purchasers' Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Purchasers' Agent under this Certificate Purchase Agreement.


                                     ARTICLE XIII

                                    MISCELLANEOUS

         SECTION 13.01 AMENDMENTS. No amendment or waiver of any provision of this Certificate Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 13.02 NOTICES. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, cabled or delivered, as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, confirmed by telephone, delivered to the telegraph company or delivered to the cable company, respectively.

         If to the Purchasers:

         To the addresses listed on each signature page

         If to the Seller:

         Olympic Automobile Receivables Warehouse
           Trust
           c/o Wilmington Trust Company
         Attn:  Corporate Trust Administration
         Rodney Square North
         1100 North Market Street
         Wilmington, DE  19890-0001
         Attention:  Corporate Trust Office
         Telephone No.  (302) 651-1000
         Telecopier No. (302) 651-8882

         If to AFL:

         Arcadia Financial Ltd.
         7825 Washington Avenue South
         Minneapolis, MN  55439-2435
         Attention:     John A. Witham
         Telephone No.  (612) 944-4592
         Telecopier No. (612) 942-3348

         If to Purchasers' Agent:

         Morgan Guaranty Trust Company of New York
         500 Stanton Christiana Road
         Newark, DE 19713-2107
         Attention:  Asset Finance Group
         Telephone No. (302) 634-5492
         Telecopier No. (302) 634-5490

         SECTION 13.03 NO WAIVER; REMEDIES. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 13.04 BINDING EFFECT; ASSIGNABILITY; PARTICIPATIONS. This Certificate Purchase Agreement shall be binding upon and inure to the benefit of the Seller, AFL, the Purchasers' Agent, the Purchasers and their respective successors and assigns (including any subsequent holders of the Investor Certificates); PROVIDED, HOWEVER, that neither the Seller nor AFL shall have the right to assign its rights hereunder or any interest herein (by operation of law or otherwise) without the prior written consent of each Purchaser. Each Purchaser may assign to one or more banks or other entities all or a portion of its rights and obligation under this Certificate Purchase Agreement with the prior consent of AFL, which consent shall not be unreasonably withheld, but subject to the restrictions set forth in the Indenture and described in the Investment Letter. Each Purchaser may sell participations to one or more banks or other entities (each, a "PARTICIPANT") (which Participant, unless it is an investment bank or a full service commercial bank, is not a competitor of AFL or any of its Affiliates) in or to all or a portion of its rights and obligations under this Certificate Purchase Agreement. Any Purchaser may, in connection with any assignment or participation or proposed assignment or participation, disclose to the assignee or participant or proposed assignee or participant any information relating to the Trust, AFL, ARFC II or the Servicer furnished to such Purchaser by or on behalf of the Trust, AFL, ARFC II or the Servicer or by the Purchasers' Agent; PROVIDED, that prior to any such disclosure, the assignee or participant or proposed assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Trust, AFL, ARFC II or the Servicer received by it from any of the foregoing entities. This Certificate Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Investor Certificate shall have been paid in full.

         SECTION 13.05 GOVERNING LAW; JURISDICTION. THIS CERTIFICATE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS CERTIFICATE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         SECTION 13.06 NO PROCEEDINGS. Each of the Seller and AFL agree that so long as any of the Seller's Notes and Certificates shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any of the Seller's Notes and Certificates shall have been outstanding, it shall not file, or join in the filing of, a petition against ARFC II or the Trust under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against ARFC II or the Trust.

         SECTION 13.07 EXECUTION IN COUNTERPARTS. This Certificate Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 13.08 NO RECOURSE. The obligations of the Purchasers under this Certificate Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by the Purchasers or any officer thereof are solely the corporate obligations of the Purchasers. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Certificate Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Purchasers or any officer thereof in connection therewith, against any stockholder, employee, officer, director or incorporator of the Purchasers.

         SECTION 13.09 LIMITED RECOURSE. The obligations of the Seller under this Certificate Purchase Agreement shall be payable only out of Trust Property and the Purchasers shall not look to any property or assets of the Seller, other than to Trust Property. The obligations of AFL under this Certificate Purchase Agreement are solely the corporate obligations of AFL. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Certificate Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by AFL or any of its officers in connection therewith, against any stockholder, employee, officer, director or incorporator of AFL.

         SECTION 13.10 SURVIVAL. All representations, warranties, covenants, guaranties and indemnifications contained in this Certificate Purchase Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Investor Certificates.

         SECTION 13.11 CONSENT TO AMENDED AND RESTATED AGREEMENTS. The Purchasers hereby consent, pursuant to Sections 8.05 and 9.05 of the Original Certificate Purchase Agreement, to the amendments to the Indenture, the Purchase Agreement, the Custodian Agreement, the Sale and Servicing Agreement and the Trust Agreement of date herewith.

         IN WITNESS WHEREOF, the parties have caused this Amended and Restated Certificate Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             OLYMPIC AUTOMOBILE RECEIVABLES
                               WAREHOUSE TRUST, as Seller

                             By Wilmington Trust Company, not in
                               its individual capacity but
                               solely as Owner Trustee


                             By: /s/ D. Geran
                                ---------------------------
                                Name:  DENISE M. GERAN
                                Title: Financial Services Officer


                             ARCADIA FINANCIAL LTD., as Servicer
                               and in its individual capacity


                             By: /s/ John A. Witham
                                ---------------------------
                                Name:  John A. Witham
                                Title:  EVP CFO


                             MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK,
                               as Purchasers' Agent


                             By: /s/ Richard A. Burke
                                ---------------------------
                                Name:  Richard A. Burke
                                Title:  Vice President


                       [Signature page to Amended and Restated
                           Certificate Purchase Agreement]

                                    Signature Page
                                   with respect to
                    Olympic Automobile Receivables Warehouse Trust
                            Variable Funding Certificates
                            Certificate Purchase Agreement


                                Dated:  July 31, 1997



Initial Purchase Percentage:  45.83329%
Maximum Purchase Commitment:  $15,000,000

                                      NATEXIS BANQUE BFCE


                                      By: /s/ [ILLEGIBLE]
                                         --------------------
                                         Authorized Signature



                                         --------------------
                                         Title:  First VP


                                      By: /s/ [ILLEGIBLE]
                                         --------------------
                                         Authorized Signature



                                         --------------------
                                         Title: Asst. Treasurer

                                    Signature Page
                                   with respect to
                    Olympic Automobile Receivables Warehouse Trust
                            Variable Funding Certificates
                            Certificate Purchase Agreement


                                Dated:  July 31, 1997



Initial Purchase Percentage:  54.16671%
Maximum Purchase Commitment:  $17,727,300

                                 ARCADIA FINANCIAL LTD.


                                 By: /s/ John A. Witham
                                    ------------------------
                                    Authorized Signature



                                    ------------------------
                                    Title:  Executive Vice President